UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 9, 2020

REINSURANCE GROUP OF AMERICA, INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Missouri	1-11848	43-1627032
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16600 Swingley Ridge Road, Chesterfield, Missouri 63017

(Address of Principal Executive Offices, and Zip Code)

Registrant’s telephone number, including area code: (636) 736-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	RGA	New York Stock Exchange
6.20% Fixed-To-Floating Rate Subordinated Debentures due 2042	RZA	New York Stock Exchange
5.75% Fixed-To-Floating Rate Subordinated Debentures due 2056	RZB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter):

☐  Emerging growth company

☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 9, 2020 the Board of Directors (the “Board”) of Reinsurance Group of America, Incorporated (the “Company”) appointed Stephen T. O’Hearn to the Board, effective as of October 1, 2020, and Keng Hooi Ng to the Board, effective June 1, 2021, which follows the completion of a previous post-retirement commitment. Mr. O’Hearn will serve for a term of office ending at the Company’s 2021 annual meeting of shareholders, or until his successor is duly elected and qualified. Mr. Ng will serve for a term of office ending at the Company’s 2022 annual meeting of shareholders, or until his successor is duly elected and qualified. As of October 1, 2020, the addition of Mr. O’Hearn increases the size of the Board to eleven directors and the addition of Mr. Ng in 2021 will increase the size of the Board to twelve directors.

Mr. O’Hearn, 60, was the Global Leader of the Insurance Practice of PricewaterhouseCoopers (“PwC”) from 2015 to 2020 and part of PwC’s extended global leadership team. A trained accountant, Mr. O’Hearn spent 38 years with PwC and has 26 years of experience as an audit partner, serving a variety of clients in the financial services industry. He is a Certified Public Accountant and served on the Board of the International Insurance Society 2009 to 2018.

Mr. Ng, 65, was Group Chief Executive and President of AIA Group Limited (“AIA Group”) from 2017 to May 2020, and most recently served as Senior Advisor. From 2010 to 2017, Mr. Ng served as Regional Chief Executive at AIA Group, and was responsible for the business operations in China, Thailand, Singapore, Malaysia, Indonesia, Taiwan and Brunei. He joined AIA Group from Great Eastern Holdings, Singapore where he was Group Chief Executive from December 2008 to October 2010. Prior to that position, Mr. Ng was with Prudential plc for almost 20 years, including as a member of Prudential Corporation Asia’s board and Regional Managing Director of Malaysia, Singapore and Indonesia. Mr. Ng has been a Fellow of the Society of Actuaries (U.S.) since 1985.

The Company is not aware of any transactions, proposed transactions, or series of either to which the Company or any of its subsidiaries was or is to be a participant since January 1, 2019, in which the amount involved exceeds $120,000 and in which Mr. O’Hearn or Mr. Ng had, or will have, a direct or indirect material interest.

There are no arrangements or understandings between either Mr. O’Hearn or Mr. Ng and any other person pursuant to which he was elected as a director. Messrs. O’Hearn and Ng will both participate in the non-employee director compensation arrangements established by the Company for non-employee directors, as described under “Board of Directors—Director Compensation” in the Company’s proxy statement dated April 8, 2020 for its annual meeting of shareholders. Neither Mr. O’Hearn nor Mr. Ng have yet been named to any committees of the Board.

Item 7.01	Regulation FD Disclosure.

The Company issued a press release (the “Press Release”) announcing the appointment of Messrs. O’Hearn and Ng to the Board, a copy of which is furnished with this report as Exhibit 99.1. The information set forth in this Item 7.01, including the Press Release, is being furnished and shall not be deemed to be “filed”, as described in Instruction B.2 of Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit

99.1	Press Release of Reinsurance Group of America, Incorporated dated September 9, 2020

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REINSURANCE GROUP OF AMERICA, INCORPORATED

Date: September 9, 2020	By:	/s/ Todd C. Larson
Todd C. Larson
Senior Executive Vice President and Chief Financial Officer

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